Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA T +1 212 768 6700 F +1 212 768 6800	Salans FMC SNR Denton dentons.com

October 1, 2021

Mawson Infrastructure Group Inc.

Level 5, 97 Pacific Highway, North Sydney NSW

Australia

Re:	Mawson Infrastructure Group Inc.--Registration Statement on Form S-3

Ladies and Gentlemen:

In our capacity as counsel to Mawson Infrastructure Group Inc., a corporation organized under the laws of the State of Delaware (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3 (File No. 333-258299) (the “Registration Statement”), which Registration Statement the Company initially filed with the Securities and Exchange Commission (the “Commission”) on July 30, 2021 and which Registration Statement became effective August 9, 2021, as supplemented by the prospectus supplement filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), dated September 28, 2021 (the “Prospectus Supplement”), under which up to 3,913,044 shares (the “Firm Shares”) of Company common stock, par value $0.001 per share (“Common Stock”) and accompanying 3-year warrants to purchase 1,956,522 shares of Common Stock with an exercise price of $13.80 (“Firm Warrants”), are being sold by the Company pursuant to the Underwriting Agreement, dated September 28, 2021, between the Company and the underwriters named therein. The Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 586,956 shares of Common Stock at the public offering price (the “Option Shares,” and together with the Firm Shares, the “Shares”) and 293,478 accompanying warrants (the “Option Warrants,” and together with the Firm Warrants, the “Warrants”).

We are delivering this opinion to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following: (i) the Company’s articles of incorporation, as amended, (ii) the Company’s by-laws, as amended, (iii) the Registration Statement, including the prospectus contained therein (the “Base Prospectus”), (iv) the Prospectus Supplement (the Base Prospectus and the Prospectus Supplement are collectively referred to herein as the “Prospectus”), (v) corporate proceedings of the Company relating to the Shares and (vi) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us.

October 1, 2021 Page 2	Salans FMC SNR Denton dentons.com

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that (i) the Shares and the Warrants have been duly authorized and, when issued and delivered by the Company against due payment therefor in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable; (ii) 2,250,000 shares of Common Stock to be issued pursuant to the Warrants, when exercised in accordance with the terms of such units, will be validly issued, fully paid and non-assessable; (iii) 273,913 warrants issuable to the underwriter and associated dealer have been duly authorized and when issued and delivered by the Company will be validly issued, duly paid and non-assessable; and (iv) 273,913 shares of Common Stock issuable upon the exercise of warrants issuable to the underwriter and associated dealer upon exercise of warrants, when exercised in accordance with the terms of such warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware (excluding local laws) and the federal law of the United States of America.

We hereby consent to the use of our opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP